Exhibit 8.1

PORTFOLIO OF INDOSAT

FIXED TELECOMMUNICATION

	JURISDICTION OF INCORPORATION	1999	2000	2001	2002	2003
1. PT Mitra Global Telekomunikasi Indoneisa (MGTI)	Indonesia	30.00%	30.55%	30.55%	30.55%	30.55%
2. PT Multi Media Asia	Indonesia	26.67%	26.67%	26.67%	26.67%	26.67%

REGIONAL/INTERNASIONAL TELECOMMUNICATION
		1999	2000	2001	2002	2003
1. Cambodian Indosat Telecommunication S.A.	Cambodia	49.00%	49.00%	49.00%	49.00%	49.00%
2. ACASIA Communications Sdn. Bhd.	Malaysia	14.68%	14.68%	14.68%	14.68%	14.68%
3. ASEAN Telecoms Holding Sdn. Bhd.	Malaysia	16.74%	16.74%	16.74%	16.74%	16.74%
4. ASEAN Cableship Pte. Ltd.	Singapore	16.67%	16.67%	16.67%	16.67%	16.67%
5. ICO-Global Communication	England	0.87%	0.87%	0.87%	0.0086%	0.0068%
6. Intelsat Ltd.	Bermuda	0.98%	0.83%	0.58%	0.338%	0.338%

OTHERS
		1999	2000	2001	2002	2003
1. Satelindo International Finance B.V.	Netherlands					100.00%
2. Indosat Finance Company B.V.	Netherlands					100.00%
3. Padang Golf Bukit Sentul	Indonesia					18.89%

DATA COMMUNICATION & VALUE ADDED SERVICES
		1999	2000	2001	2002	2003
1. PT Aplikanusa Lintasarta	Indonesia	32.64%	32.64%	69.46%	69.46%	69.46%
– ***PT Artajasa Pembayaran Elektronis	Indonesia			40.00%	40.00%	65.00%
– ***PT Swadharma Marga Inforindo	Indonesia	20.00%	20.00%	20.00%	20.00%	20.00%
2. PT Sisindosat Lintas Buana	Indonesia	95.64%	95.64%	95.64%	95.64%	96.87%
– *PT AsitelindoData Buana	Indonesia	51.00%	51.00%	51.00%	51.00%	51.00%
– *PT Electronic Data Interchange Indonesia	Indonesia	49.00%	49.00%	49.00%	49.00%	49.00%
– *PT Sistelindo Mitralintas	Indonesia	35.00%	35.00%	35.00%	35.00%	35.00%
– *PT Graha Lintas Properti	Indonesia	35.00%	37.84%	37.84%	37.84%	3784. %
– *PT Kalimaya Perkasa Finance	Indonesia	30.00%	30.00%	30.00%	30.00%	30.00%
– *PT IntikomTelepersada	Indonesia	46.00%	46.00%	46.00%	46.00%	46.00%
– *USA Global Link, Inc.	Delaware	19.05%	19.05%	19.05%	19.05%	19.05%
3. PT Patra Telekomunikasi Indonesia	Indonesia	10.00%	10.00%	10.00%	10.00%	10.00%

MULTIMEDIA AND INTERNET
		1999	2000	2001	2002	2003
1. PT Indosat Mega Media	Indonesia	99.50%	99.50%	99.84%	99.84%	99.85%
– **PT Yasawirya Indah Megamedia	Indonesia	35.00%	35.00%	35.00%	35.00%	35.00%
2. PT Yasawirya Tama Cipta	Indonesia	40.00%	40.00%	40.00%	40.00%	40.00%
3. PT Datakom Asia	Indonesia	5.00%	5.00%	5.00%	5.00%	5.00%
4. PT Satelindo Multi Media	Indonesia

Notes :

*	Sisindosat’s Subsidiaries ( 7 companies )
**	Indosat Mega Media’s Subsidiaries ( 1 company )
***	Aplikanusa Lintasarta’s Subsidiaries ( 2 companies )
•	MGTI has been sold on January 20, 2004 with value of US$ 57,260,294
•	Indosat’s share in Yasawirya Tama Cipta has been transferred to Mr Youk Tanzil with value of Rp 1,000 / per share on February 3, 2004.
•	Indosat swapped its 5% shares in Datakom with 5% shares of PT Broadband Multimedia on April 20, 2004.